Exhibit 31


                           FORM OF CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K


     Re: BCAP LLC Trust 2007-AA4, issued pursuant to the Trust Agreement dated as of June 1, 2007, between BCAP LLC, as depositor, Wells Fargo Bank, N.A., as custodian, and Deutsche Bank National Trust Company, as trustee.

I, Tom Hamilton, certify that:

     1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of BCAP LLC Trust 2007-AA4 (the "Exchange Act periodic reports");

     2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this
 Report;

     3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

     4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

     5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
Countrywide Home Loans Servicing LP, as servicer, Wells Fargo Bank, National Association, as servicer, Chevy Chase, F.S.B., as Servicer and Deutsche Bank National Trust Company, as trustee.


Date: 03/28/08

/s/ Tom Hamilton
Tom Hamilton
President and
Chief Executive Office
(senior officer in charge of securitization of the depositor)